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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 30, 2003

                              INLAND RESOURCES INC.
             -------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


       Washington                      0-16487                  91-1307042
 ------------------------       ---------------------      -------------------
 (State of Incorporation)       (Commission File No.)       (I.R.S. Employer
                                                           Identification No.)


               410 17TH STREET, SUITE 700, DENVER, COLORADO 80202
          ------------------------------------------------------------
          (Address of Principal Executive Offices, including zip code)

                                 (303) 893-0101
              ----------------------------------------------------
              (Registrant's Telephone Number, including area code)



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ITEM 5. OTHER EVENTS. Inland Resources Inc. (the "Company") reports that on
January 30, 2003, it entered into an Exchange and Stock Issuance Agreement (the "Exchange Agreement") with Inland Holdings, LLC ("Holdings"), an entity managed by an affiliate of Trust Company of the West, and SOLVation, Inc. ("Smith"), an affiliate of Smith Management, LLC, as the holders of the Company's subordinated debt securities, to exchange $103,968,964 in aggregate principal amount of such securities plus accrued interest (total of $120,097,000 as of November 30, 2002) for newly issued shares of the Company's Common and Series F Preferred Stock. The principal terms of the Exchange Agreement and an agreement between Holdings and Smith executed concurrently are as follows:


STEP 1: EXCHANGE OF HOLDINGS SUB NOTE AND SMITH JUNIOR SUB NOTE INTO COMMON STOCK AND SERIES F PREFERRED STOCK

EXCHANGES:                             Holdings will exchange a subordinated
                                       note in the principal amount of
                                       $98,968,964, plus all accrued and unpaid interest thereon, for 22,053,000 shares of the Company's common stock and that number of shares of Series F Preferred
                                       Stock equal to 911,588 shares plus 338
                                       shares for each day after November 30,
                                       2002 up to and including the closing date
                                       (the "Holdings Exchange"). Smith will
                                       exchange its Junior Subordinated Note in the principal amount of $5,000,000, plus all accrued and unpaid interest thereon, for that number of shares of Series F
                                       Preferred Stock equal to 68,854 shares
                                       plus 27 shares for each day after
                                       November 30, 2002 up to and including the closing date (the "Smith Exchange").

TERMS OF SERIES F PREFERRED STOCK:

Securities:                            1,100,000 shares of the Company's Class A
                                       Preferred Stock will be designated Series
                                       F Preferred Stock, and the Company
                                       contemplates issuing approximately
                                       1,000,000 shares of Series F Preferred
                                       Stock, in the aggregate, pursuant to the Holdings Exchange and Smith Exchange
                                       (together, the "Exchange").

Holders:                               Holdings and Smith

Liquidation Preference:                In the event of a voluntary or
                                       involuntary liquidation, dissolution or
                                       winding up of the Company, the holders of the Series F Preferred Stock shall be entitled to receive, in preference to the holders of the common stock but only after payment in full of the senior bank credit facility, a per share amount equal to $100, as adjusted for any stock dividends, combinations or splits with respect to such share, plus all accrued or declared but unpaid dividends on such share.

Automatic Conversion:                  Each share of Series F Preferred Stock
                                       will be automatically converted into 100 shares of the Company's common stock



                                       2

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                                       when sufficient shares of Common Stock
                                       have been authorized.

STEP 2: MODIFICATION OF THE COMPANY'S SENIOR BANK CREDIT FACILITY

                                       The Exchange is conditional upon the
                                       Company's senior bank lenders agreeing to the modifications in the senior credit facility outlined below:

                                       The banks will allow all transactions
                                       contemplated by the Exchange Agreement.

                                       The banks will extend the Company's
                                       borrowing base of $83.5 million through
                                       July 31, 2003 and provide a credit
                                       commitment of $5 million for letters of
                                       credit to support certain commodity
                                       pricing hedging obligations and secure
                                       certain EPA bonding obligations.

                                       The banks will extend the date on which
                                       the revolving facility converts to a term loan to September 30, 2004 and permit the term loan to be paid in installments with a final maturity date of December 31, 2008, if the Company obtains $15 million of equity, debt or other property approved by the banks by December 31, 2003.

                                       The banks will modify financial
                                       covenants.

                                       The banks will grant a 10-day notice and grace period upon a breach of a negative covenant (before acceleration can commence) except for defaults in the payment of obligations to the Lenders. All existing defaults will be waived.

                                       The Company will agree to hedge specified percentages of its aggregate projected oil and gas production by specified dates.

STEP 3:  MODIFICATION OF THE SMITH SENIOR SUBORDINATED NOTE

                                       The terms of the Senior Subordinated Note
                                       Purchase Agreement dated as of August 2,
                                       2001 (regarding the Senior Subordinated
                                       Note held by Smith in the principal
                                       amount of $5,000,000) will be amended (i) to extend the maturity date to be six months after the banks' maturity date (or earlier repayment in full) but no later than July 1, 2009, provided that if the Company enters into any additional borrowings during the term period of the bank credit facility, the Senior Subordinated Note must be repaid in full, and (ii) to amend and conform certain affirmative and negative covenants.



                                       3

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STEP 4: GOING PRIVATE TRANSACTION

Formation of Newco:                    Holdings, Smith and an affiliate of Smith
                                       which currently owns a majority of the
                                       common stock of the Company (Smith and
                                       such affiliate, together, the "Smith
                                       Parties") will form a new Delaware
                                       corporation to be known as Inland
                                       Resources Inc. ("Newco"). Immediately
                                       following completion of Steps 1, 2 and 3 above, Holdings will contribute to Newco all of Holdings' interests in the Company's common stock and Series F
                                       Preferred Stock in exchange for 92.5% of the common stock of Newco, and each of the Smith Parties will contribute to Newco all of their respective interests in the Company's common stock and Series
                                       F Preferred Stock in exchange for an
                                       aggregate of 7.5% of the common stock of Newco. Newco will then own 99.7% of the Company's common stock and common stock equivalents.

Short Form Merger:                     Upon the formation of Newco and closing
                                       of the Exchange, the Board of Directors
                                       of Newco will meet to pass a resolution
                                       for the Company to merge with and into
                                       Newco, with Newco surviving as a Delaware corporation (the "Merger"). No action is required by the Company's shareholders or Board of Directors under the relevant provisions of Washington and Delaware law in order to effect a "short-form" merger of a subsidiary owned more than 90% by its parent corporation. All outstanding shares and options to purchase shares of the Company will be cancelled in the Merger, and shareholders of the Company other than Holdings, Smith and their affiliates will receive $1.00 per share in cash in payment of their cancelled shares.

Appraisal Rights:                      Shareholders of the Company will have the
                                       right to dissent from the Merger and have a court appraise the value of their shares. Shareholders electing this remedy must comply with the procedures of
                                       Section 23B.13 of the Washington Business
                                       Corporation Act. Shareholders electing to exercise their right of appraisal will not receive the $1.00 per share paid to all other public shareholders, but will instead receive the appraised value, which may be more or less than $1.00 per share.

Effect of the Merger:                  The Merger will result in the Company
                                       terminating its status as a reporting
                                       company under the Securities Exchange Act of 1934 and its stock ceasing to be traded on the over-the-counter bulletin board. Its successor, Newco, will be a private company owned by two shareholders. Newco will assume all obligations of the Company in the Merger.

Management Options:                    Marc MacAluso and Bill I. Pennington,
                                       executive officers of the Company, will
                                       each receive an amendment to their
                                       Employment



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                                       Agreements with the Company, which will
                                       survive and be assumed by Newco. Such
                                       agreements will provide that Mr. MacAluso and Mr. Pennington receive stock options to purchase 4% and 3%, respectively, of the common stock of Newco for an exercise price equivalent to the exchange value in the Exchange.

Details of the Exchange and Merger, including financial statements and pro forma financial statements, will be included in a Schedule 13E-3 Transaction Statement which will be filed with the Securities and Exchange Commission and disseminated to shareholders in the near future.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits:

                  1.       Exchange and Stock Issuance Agreement dated January
                           30, 2003

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INLAND RESOURCES INC.



         February 3, 2003               By:  /s/ Marc MacAluso
                                           ------------------------------------
                                             Marc MacAluso,
                                             Chief Executive Officer



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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER               DESCRIPTION
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
 1.                  Exchange and Stock Issuance Agreement dated January 30, 2003